Exhibit 99.2

Contact: Drew Babin, CFA, CMA
Head of Financial Strategy and Investor Relations
Medical Properties Trust, Inc.
(646) 884-9809 dbabin@medicalpropertiestrust.com

MEDICAL PROPERTIES TRUST ANNOUNCES PRIVATE OFFERING OF SENIOR SECURED NOTES

Birmingham, AL – January 29, 2025 – Medical Properties Trust, Inc. (the “Company” or “MPT”) (NYSE: MPW) today announced that its operating partnership, MPT Operating Partnership, L.P. and MPT Finance Corporation, a wholly-owned subsidiary of the operating partnership (together, the “Issuers”) have commenced a private offering of up to $2.0 billion in aggregate principal amount of its senior secured notes due 2032 and €500 million aggregate principal amount of its senior secured notes due 2032 (together, the “Notes”). The Issuers intend to use a portion of the net proceeds of the Notes to fund the redemption in full of the Issuers’ 3.325% senior notes due 2025, 2.500% senior notes due 2026 and 5.250% senior notes due 2026, including related accrued interest, fees and expenses. The Issuers intend to use any remaining net proceeds for general corporate purposes, which may include repaying other indebtedness, including amounts outstanding from time-to-time under the Company’s revolving credit facility, working capital, capital expenditures and potential future acquisitions.

The Notes will be fully and unconditionally guaranteed, on a joint and several basis by the Company and its collateral-owning subsidiaries, in addition to any other subsidiaries that are guarantors under the Company’s senior credit facilities and any U.S. domestic restricted subsidiaries that in the future borrow under or guarantee borrowings under the Company’s senior credit facilities. The Notes and the guarantees thereof will be secured by first-priority liens on equity of the Company’s subsidiaries that, as of the date hereof, directly own or ground lease a diversified pool of 167 properties with 19 different operators in the U.S., U.K. and Germany. Concurrent with closing the Notes, the Company expects to enter into an amendment to its senior revolving credit and term loan agreement to cause the senior revolving credit facility and senior term loan facility to share in the collateral and guarantees on a pro rata basis and to make certain other amendments with respect to the financial covenants.

The offering of the Notes and the related guarantees will be made in a private transaction in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), in the United States only to persons reasonably believed to be “qualified institutional buyers,” as that term is defined in Rule 144A under the Securities Act, or outside the United States pursuant to Regulation S under the Securities Act. The Notes and the related guarantees have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. This notice is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

About Medical Properties Trust, Inc.

Medical Properties Trust, Inc. is a self-advised real estate investment trust formed in 2003 to acquire and develop net-leased hospital facilities. From its inception in Birmingham, Alabama, the Company has grown to become one of the world’s largest owners of hospital real estate with 402 facilities and approximately 40,000 licensed beds in nine countries and across three continents as of September 30, 2024. MPT’s financing model facilitates acquisitions and recapitalizations and allows operators of hospitals to unlock the value of their real estate assets to fund facility improvements, technology upgrades and other investments in operations.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can generally be identified by the use of forward-looking words such as “may”, “will”, “would”, “could”, “expect”, “intend”, “plan”, “estimate”, “target”, “anticipate”, “believe”, “objectives”, “outlook”, “guidance” or other similar words, and include statements regarding our strategies, objectives, asset sales and other liquidity transactions (including the use of proceeds thereof), expected re-tenanting of facilities and any related regulatory approvals, and expected outcomes from Prospect’s Chapter 11 restructuring process. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results or future events to differ materially from those expressed in or underlying such forward-looking statements, including, but not limited to: (i) our ability to successfully consummate the senior notes offering described in this press release, on the terms described herein or at all; (ii) the risk that the outcome and terms of the bankruptcy restructuring of Prospect will not be consistent with those anticipated by the Company; (iii) the risk that previously announced or contemplated property sales, loan repayments, and other capital recycling transactions do not occur as anticipated or at all; (iv) the risk that MPT is not able to attain its leverage, liquidity and cost of capital objectives within a reasonable time period or at all; (v) MPT’s ability to obtain or modify the terms of debt financing on attractive terms or at all, as a result of changes in interest rates and other factors, which may adversely impact its ability to pay down, refinance, restructure or extend its indebtedness as it becomes due, or pursue acquisition and development opportunities; (vi) the ability of our tenants, operators and borrowers to satisfy their obligations under their respective contractual arrangements with us; (vii) the ability of our tenants and operators to operate profitably and generate positive cash flow, remain solvent, comply with applicable laws, rules and regulations in the operation of our properties, to deliver high-quality services, to attract and retain qualified personnel and to attract patients; (viii) the risk that we are unable to monetize our investments in certain tenants at full value within a reasonable time period or at all, (ix) our success in implementing our business strategy and our ability to identify, underwrite, finance, consummate and integrate acquisitions and investments; and (x) the risks and uncertainties of litigation or other regulatory proceedings.

The risks described above are not exhaustive and additional factors could adversely affect our business and financial performance, including the risk factors discussed under the section captioned “Risk Factors” in our most recent Annual Report on Form 10-K and our Form 10-Q, and as may be updated in our other filings with the SEC. Forward-looking statements are inherently uncertain and actual performance or outcomes may vary materially from any forward-looking statements and the assumptions on which those statements are based. Readers are cautioned to not place undue reliance on forward-looking statements as predictions of future events. We disclaim any responsibility to update such forward-looking statements, which speak only as of the date on which they were made.

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